UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2007, Guitar Center, Inc. (the “Company”) completed its merger (the “Merger”) with VH MergerSub, Inc. (“Merger Sub”), a wholly owned subsidiary of VH AcquisitionCo, Inc., recently renamed as Guitar Center Holdings, Inc. (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of June 27, 2007, by and among Parent, Merger Sub and the Company (the “Merger Agreement”).  Parent and Merger Sub are affiliates of Bain Capital Partners, LLC (“Bain Capital”).

On October 9, 2007, the Company notified the NASDAQ Stock Market (the “NASDAQ”) that the Merger had been consummated and that each outstanding share of the Company’s common stock, par value $0.01 per share, had been canceled and converted into the right to receive $63.00 per share in cash, without interest and less applicable withholding taxes.  The Company requested that its common stock be suspended from the NASDAQ, effective at the close of business on October 9, 2007.

Item 3.03.  Material Modification to Rights of Security Holders.

In connection with the Merger, each outstanding publicly-held share of the Company’s common stock was cancelled and converted into the right to receive $63.00 per share in cash, without interest and less applicable withholding taxes.

Item 5.01. Changes in Control of Registrant.

On October 9, 2007, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company as the surviving corporation in the Merger.  As a result of the Merger, all outstanding publicly-held shares of common stock of the Company were cancelled and converted into the right to receive $63.00 per share in cash, without interest and less applicable withholding taxes.  As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which is controlled by investment funds affiliated with Bain Capital.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Upon consummation of the Merger on October 9, 2007, each of Larry Livingston, Bob Martin, Pat MacMillan, George Mrkonic, Kenneth Reiss, Walter Rossi, Peter Starrett and Paul Tarvin resigned from the board of directors of the Company.

Item 8.01. Other Events.

On October 9, 2007, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Guitar Center, Inc., dated October 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: October 9, 2007
	By:	/s/ LELAND P. SMITH
Leland P. Smith, Executive Vice
President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Guitar Center, Inc., dated October 9, 2007